Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
United States of America

T: +1 212 506 2500
F: +1 212 262 1910

May 26, 2022	mayerbrown.com
Sunfire Acquisition Corp Limited
1800 Avenue of the Stars, Suite 1475
Los Angeles, CA 90067

Re:	Sunfire Acquisition Corp Limited

Ladies and Gentlemen:

We have acted as special New York counsel for Sunfire Acquisition Corp Limited, a Cayman Islands exempted company (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of up to 11,500,000 units of the Company (the “Units”) (including up to 1,500,000 Units subject to an over-allotment option), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Share”), and one right entitling the holder thereof to receive one-sixth (1/6) of one Class A Ordinary Share upon the consummation of an initial business combination (the “Rights”), and, if the over-allotment option is exercised, the offer and sale by the Company of additional units to the underwriters (the “Underwriters”) pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Registration Statement; (b) the Specimen Unit Certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”); (c) the Specimen Right Certificate, filed as Exhibit 4.3 to the Registration Statement (the “Right Certificate”); (d) the form of Rights Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company as rights agent, filed as Exhibit 4.4 to the Registration Statement (the “Rights Agreement”); and (e) the form of Underwriting Agreement, proposed to be entered into between the Company and the underwriters named in the Registration Statement, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). As used herein, the term “Transaction Documents” collectively refers to the Underwriting Agreement, the Unit Certificate, the Right Certificate and the Rights Agreement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

May 26, 2022

In our examination, we have assumed the genuineness of signatures of all persons signing any documents, the legal capacity of all natural persons, the authority of all persons signing any document on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents and the completeness of all documents submitted to us or obtained by us as certified, conformed, photostatic or reproduced copies or by facsimile or by other means of electronic transmission, the authenticity and the completeness of the originals of such latter documents and the truth and accuracy of all matters set forth in all documents. We have also assumed, without independent investigation or verification, the accuracy of, and have relied upon, the representations, warranties and agreements of the parties to the Transaction Document as contained therein, compliance by such parties and any other applicable person with their respective undertakings, covenants and agreements under the Transaction Documents. As to all facts relevant to the opinions hereinafter expressed we have relied, without independent investigation or verification, to the extent we deem proper, upon certificates, statements and representations of representatives of the Company.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

(a)	when the Registration Statement becomes effective under the Securities Act and the Units have been duly authorized, issued and delivered by the Company in accordance with the Underwriting Agreement upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and

(b)	when the Registration Statement becomes effective under the Securities Act and the Units have been duly authorized, issued and delivered in accordance with the Underwriting Agreement upon payment of the consideration therefor provided for therein, the Rights included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

In addition, in rendering the foregoing opinions we have assumed that:

(a)	the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b)	the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents;

(c)	each of the Transaction Documents has been duly authorized, executed and delivered by all requisite action on part of the parties thereto;

Mayer Brown LLP

May 26, 2022

(d)	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder: (i) conflicts or will conflict with the amended and restated memorandum and articles of association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(e)	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We express no opinion herein as to any provision of any of the Transaction Documents that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to any of the Transaction Documents, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of any of the Transaction Documents to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in any of the Transaction Documents.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Cayman Islands.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 as an exhibit to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP